EXHIBIT 23b

                                    Consent of

                              Deloitte & Touche LLP

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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this No. 2 to the Registration Statement on Form S-1 (Registration No. 333-11493) of Great-West Life & Annuity Insurance Company of our report on the consolidated financial statements of Great-West Life & Annuity Insurance Company dated January 23, 1998, and to the reference to us under the heading "Experts" appearing in the prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
April 15, 1998